AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2001
                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           STANFORD MICRODEVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

        DELAWARE                                      77-0073042
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                ---------------

                               726 PALOMAR AVENUE
                               SUNNYVALE, CA 94086
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                      AMENDED AND RESTATED 1998 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLANS)

                                ---------------

                               ROBERT VAN BUSKIRK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           STANFORD MICRODEVICES, INC.
                               726 PALOMAR AVENUE
                               SUNNYVALE, CA 94086
                                 (408) 616-5400


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                    Copy to:
                             STEVEN V. BERNARD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

================================================================================

=================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                 PROPOSED        PROPOSED
                            TITLE OF                             MAXIMUM         MAXIMUM          MAXIMUM
                           SECURITIES                            AMOUNT          OFFERING        AGGREGATE         AMOUNT OF
                             TO BE                                TO BE         PRICE PER        OFFERING        REGISTRATION
                           REGISTERED                         REGISTERED(1)       SHARE            PRICE              FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share
     Reserved under the Amended and Restated 1998 Stock
     Plan..................................................      816,142         $5.469(2)      $4,463,481          $1,116
     Reserved under the 2000 Employee Stock Purchase Plan..      272,047         $4.649(3)      $1,264,747            $316
            TOTAL                                              1,088,189                                            $1,432
=================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.469 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on March 22, 2001.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.469 per share (85% of the average of the high and the low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on March 22, 2001). Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the applicable purchase period.

                           STANFORD MICRODEVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

EXPLANATORY NOTE:

     This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 816,142 additional shares of Common Stock that may be issued under the Registrant's Amended and Restated 1998 Stock Plan and with respect to 272,047 additional shares of Common Stock that may be issued under the Registrant's 2000 Employee Stock Purchase Plan (collectively "the Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-46108, dated September 19, 2000, relating to the Plans, are incorporated herein by reference.

ITEM 8. EXHIBITS.

     EXHIBIT
     NUMBER                              DESCRIPTION
     -------                             -----------
      3.1*         Restated Certificate of Incorporation of Registrant.
      3.2**        Bylaws of Registrant, as amended.
      5.1          Opinion of counsel as to legality of securities being registered.
     10.1*         Amended and Restated 1998 Stock Plan.
     10.2*         2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
     23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
                   Exhibit 5.1).
     23.2          Consent of Ernst & Young LLP, Independent Auditors.
     24.1          Power of Attorney (see page II-2).

--------------------------------------------------------------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31382), declared effective by the Securities and Exchange Commission on May 24, 2000.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on March 29, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of March, 2001.

                                 STANFORD MICRODEVICES, INC.


                                 By: /s/ THOMAS SCANNELL
                                     -------------------------------------------
                                     Thomas Scannell
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer,
                                     Secretary and Assistant Treasurer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Van Buskirk and Thomas Scannell, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                        TITLE                                         DATE
          ---------                                        -----                                         ----
/s/ ROBERT VAN BUSKIRK                President, Chief Executive Officer and Director               March 29, 2001
--------------------------------      (Principal Executive Officer)
Robert Van Buskirk

/s/ THOMAS SCANNELL                   Vice President, Finance and Administration,                   March 29, 2001
--------------------------------      Chief Financial Officer, Secretary and
Thomas Scannell                       Assistant Treasurer (Principal Financial
                                      Officer and Accounting Officer)

/s/ JOHN OCAMPO                       Chairman of the Board and Chief Technology                    March 29, 2001
--------------------------------      Officer
John Ocampo

/s/ PETER CHUNG                       Director                                                      March 29, 2001
--------------------------------
Peter Chung

/s/ CASIMIR SKRZYPCZAK                Director                                                      March 29, 2001
--------------------------------
Casimir Skrzypczak

/s/ JOHN C. BUMGARNER, JR.            Director                                                      March 29, 2001
--------------------------------
John C. Bumgarner, Jr.

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                              DESCRIPTION
     -------                             -----------
      3.1*         Restated Certificate of Incorporation of Registrant.
      3.2**        Bylaws of Registrant, as amended.
      5.1          Opinion of counsel as to legality of securities being registered.
     10.1*         Amended and Restated 1998 Stock Plan.
     10.2*         2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
     23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
                   Exhibit 5.1).
     23.2          Consent of Ernst & Young LLP, Independent Auditors.
     24.1          Power of Attorney (see page II-2).

--------------------------------------------------------------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31382), declared effective by the Securities and Exchange Commission on May 24, 2000.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on March 29, 2001.